SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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MUNDER SERIES TRUST
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(Name of Registrant as Specified In Its Charter)

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March 14, 2011

URGENT-YOUR RESPONSE IS NEEDED
1-800-331-7487

“Address 1”
“Address 2”
“Address 3”
“Address 4”
“Address 5”
“Address 6”
“Address 7”

Re: Munder Healthcare Fund

Dear Shareholder,

We have been trying to get in touch with you regarding an extremely important matter pertaining to your investment in the Munder Healthcare Fund.  This matter pertains to a reorganization of the Fund, therefore, it is extremely urgent that we speak to you.

The Board of Trustees and Munder Capital Management, after careful consideration, have determined that a reorganization of the Munder Healthcare Fund, a series of Munder Series Trust II, into the Munder Growth Opportunities Fund, a series of Munder Series Trust, is in the best interests of the Healthcare Fund and its respective shareholders. The primary purposes of the proposed reorganization are to seek to provide improved performance for shareholders of the Healthcare Fund, greater assets under management in a single fund, a reduction in total operating expenses, and economies of scale by combining two Funds with identical investment objectives into a single Fund. In addition, the reorganization is expected to result in the elimination of certain costs associated with operating the Healthcare Fund and the Growth Opportunities Fund and Munder Series Trust and Munder Series Trust II separately.

It is imperative that we hear from you on this matter.  Please call 1-800-331-7487 (toll free) between 9:00 a.m. and 10:00 p.m. EST Monday to Friday and Saturday 12:00 p.m. to 6:00 p.m.   We do not require you to provide any account information when calling, and the call will only take a few minutes of your time.

Your prompt response is greatly appreciated.   If you have already responded, thank you for your time.

Sincerely,

/s/ James V. FitzGerald
James V. FitzGerald
President
Munder Series Trust
Munder Series Trust II